Exhibit 10.23


                               FINANCING AGREEMENT
                               -------------------


         THIS FINANCING AGREEMENT (this "Agreement") is entered into as of December 22, 2000, between Mcglen Internet Group, Inc., a Delaware corporation ("Borrower") and Dillow & Dillow, Inc., a California corporation (the "Financial Advisor"), with reference to the following.


                                    RECITALS
                                    --------

         A. Borrower desires to borrow an aggregate of $700,000 (the "Loans") from lenders (the "Lenders") introduced to Borrower and selected by the Financial Advisor and the Financial Advisor desires to make such introductions. The Loans will be secured by a blanket security interest in Borrower's assets and convertible into common stock of Borrower at the conversion price of $0.25 per share (the "Loan Shares") upon the effectiveness of a registration statement covering the Loan Shares.

         B. Borrower also desires to sell and the Financial Advisor shall introduce purchasers that desire to purchase, an aggregate of 3,200,000 shares of common stock (the "Purchase Shares") for $0.25 per share for an aggregate purchase price of $800,000, which amount shall be retained in an escrow until the Purchase Shares are registered.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. LOAN. Borrower hereby agrees to borrow from the Lenders, and the Financial Advisor agrees to introduce the Lenders who will extend secured loans to Borrower, in the aggregate amount of $700,000.00 in accordance with the terms of secured promissory note(s) the form of which is attached hereto as Exhibit A (the "Notes").

         2. SENIOR DEBT. The Notes will be secured by all of Borrower's assets, as more particularly described in a Security Agreement and Financing Statement acceptable to the Lenders and the Financial Advisor, and will rank senior (subject to application of the use of proceeds as described below) in right of payment to all existing and future indebtedness of Borrower.

         3. USE OF LOAN PROCEEDS. The proceeds from the Loan shall be used for general corporate purposes; provided, that amounts approved by Financial Advisor shall be used by Borrower to acquire any secured indebtedness of Borrower outstanding on the date hereof in a manner to grant Lenders a senior security interest in Borrower's assets.

         4. CONVERSION. The Notes shall convert automatically into shares of Borrower's common stock upon the Effective Date, as defined below, at conversion price of $0.25 per share.

         5. PURCHASE AND SALE OF STOCK. Borrower agrees to sell to purchasers identified exclusively by the Financial Advisor an aggregate of 3,200,000 shares of the Borrower's common stock for $0.25 per share, for an aggregate purchase price of $800,000.00. Financial Advisor agrees to identify to Borrower (a) the Lenders and the amount to be advanced by each Lender and (b) the purchasers of the shares to be purchased and the number of shares to be purchased by each such purchaser (and such other information as shall be requested by Borrower to enable Borrower to amend its registration statement described in paragraph 8 below, so as to include such Lenders and purchasers in the registration statement) within two business days after the date of this Agreement, and each

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Lender and Purchaser shall within three (3) business days after the date hereof enter into a Stock Subscription Agreement (each a "Stock Subscription Agreement," and collectively the "Stock Subscription Agreements'") with Borrower
(a) agreeing to purchase such purchaser's pro rata portion of the shares to be sold; (b) making representations and warranties regarding such purchaser's status and an "accredited investor" and (c) agreeing to place the full purchase price for the shares to be purchased into the escrow no later than January 20, 2001.

         6. ESCROW. The proceeds of the Loans and from the sale of the Purchase Shares shall be delivered to Borrower through an escrow, net of all fees, commissions and costs set forth in this Agreement. Boyd & Chang, LLP (the "Escrow Agent") shall act as the escrow agent for the proceeds of the Loans and the Purchase Shares. The escrowed funds shall be released to Borrower as follows:

                  (a) LOAN PROCEEDS. Provided Borrower is not in default under this Agreement or the Notes, the proceeds of the Loans shall be released to Borrower by the Escrow Agent as follows: $400,000 less costs and fees set forth in this Agreement, upon assignment to the Lenders of the first priority security interest in favor of Deutsche Bank or its affiliates, which funds must be released to Borrower by December 28, 2000, if Borrower is in compliance with this and other provisions of this Agreement. The balance of $300,000 less fees and costs shall be released to the Company on or before January 8, 2001.

                  (b) PROCEEDS OF PURCHASE SHARES. Provided Borrower is not in default under this Agreement or the Notes the proceeds of the Purchase Shares shall be released to Borrower upon the Effective Date.

                  (c) SHARES. Within five (5) days of the Financial Advisor identifying the Lenders and the purchasers of the Purchase Shares, Borrower shall deliver the underlying shares to the Escrow Agent for safe keeping pursuant to the terms of this Agreement.

         7. INCENTIVE WARRANTS. Borrower shall issue to the Financial Advisor or investor relations firms designated by the Financial Advisor, a one-year warrant to purchase one (1) share of Borrower's common stock for every eight (8) shares of Borrower's common stock issued to the Lenders in accordance with this Agreement (the "Warrants"). Provided this Agreement is funded in full, Borrower will issue a total of six million shares of common stock in exchange for gross beneficial receipts of $1,500,000 plus the Warrants which provide for the purchase of an additional 750,000 shares. One-third of the Warrants will entitle the holders to purchase a total of 250,000 shares of Borrower's common stock for an exercise price of $0.30 per share; one-third of the Warrants will entitle the holders to purchase a total of 250,000 shares of Borrower's common stock for an exercise price of $0.50 per share; and one third of the Warrants with entitle the holders to purchase a total of 250,000 shares of Borrower's common stock for an exercise price of $0.75 per share. The Warrants shall be evidenced by a form of warrant acceptable to the Financial Advisor.

         8. REGISTRATION. Immediately upon execution of this Agreement and the receipt from Financial Advisor of the names and addresses of the Lenders and each of the purchasers of the Purchase Shares, the amount of the loan and the number of Purchase Shares to be acquired by each such person, and such other information as shall be required by the rules and regulations of the Securities and Exchange Commission (including, without limitation, for each entity the name of the natural person that exercises voting and dispositive power over the shares to be acquired by such entity), Borrower shall amend its current Form SB-2 Registration Statement and use its best efforts to register each of the shares of common stock issuable in accordance with this Agreement, including:
(i) the 6,000,000 shares issuable pursuant to the conversion of the Notes and the Purchase Shares; (ii) the 750,000 shares of Borrower's common stock underlying the Warrants; and (iii) the 300,000 shares of Borrower's common stock equity portion of Finders Fee, as set forth in Section 10 below, (collectively the "Registered Shares"). Borrower shall use its best efforts to cause the Registration Statement, which includes the Registered Shares to become effective on or before January 15, 2001. The actual date the Registration Statement becomes effective and the Registered Shares hereunder may be sold in accordance with the terms of the Registration Statement is referred to as the "Effective Date."

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

         9. COSTS AND FEES. The Loan funds shall be released to Borrower, net of all costs and legal fees not to exceed $20,000.00.

         10. FINDERS FEE. Borrower shall pay to the Financial Advisors or its assigns a finders fee equal to 10% of the Loan and the Stock Purchase Amount (the "Finders Fee"). The Finders Fee shall be payable 5% in cash, to be deducted from the Loan and Stock Purchase proceeds upon their release from escrow, and 5% in Borrowers common stock (300,000 shares at $0.25 per share). The Finder's Fee shares shall also be delivered to the Escrow Agent for disbursement in accordance with this Agreement.

         11. PARTICIPATION. The Financial Advisor shall receive, as a credit against the purchase price for the Purchase Shares, 10% of any savings Borrower receives from any compromise or settlement of indebtedness to Deutsche Bank or its affiliates; provided, that funds under the Loan are advanced to Borrower by 5:00 p.m., on December 28, 2000.

         12. TIMING OF REGISTRATION STATEMENT. Borrower agrees that it shall not conduct a reverse stock split or otherwise adjust its capitalization within thirty (30) days of the Effective Date.

         13. EXCLUSIVITY. The Financial Advisor shall be the exclusive advisor for the first $1,500,00 raised by Borrower. Borrower will accept loans and purchase subscriptions only from lenders and purchaser designated and approved by the Financial Advisor. The Financial Advisor shall have the exclusive authority to select the Lenders and the purchasers of the Purchase Shares. Provided the Financial Advisor complies with the terms hereof, Borrower shall not issue any other securities, debt or equity, prior to the Effective Date, without the Financial Advisor's consent, which shall not be unreasonably withheld.

         14. ADDITIONAL DOCUMENTS. Borrower shall execute such additional documents as may be required from time to time by the Financial Advisor, including without limitation, the following:

                  (a) A Security Agreement;

                  (b) UCC-1 Financing Statement and fixture filings;

                  (c) A Registration Rights Agreement with standard indemnification provisions; and

                  (d) An Escrow Agreement.

         15. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender as follows.

                  (a) ORGANIZATION. Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and (ii) and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Note and this Agreement.

                  (b) AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, and the issuance of the Shares, the Purchase Shares, the Warrants and the Notes have been duly and validly authorized by Borrower's Board of Directors and no authorization or approval of Borrower's shareholders is required in connection therewith. This Agreement, the Warrants and the Note constitute the legal, valid and binding obligations of Borrower and each is enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

                  (c) NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement, and the issuance of the Loan Shares, the Purchase Shares and the Notes and the Warrants: (i) will not conflict with, result in a breach of or constitute a default under any material contract, agreement, indenture, loan or credit agreement, deed of trust, mortgage, lease, security agreement lock-up agreement, or other arrangement to which Borrower is a party or by which Borrower or any of its properties or assets is bound or affected;
(ii) will not cause Borrower to violate or contravene any provision of its Certificate of Incorporation or Bylaws; or (iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body, any law, statute, rule or regulation to which Borrower is subject or any agreement, instrument, order, judgment or decree to which Borrower is subject.

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

                  (d) PAYMENT OF TAXES AND OTHER CHARGES. Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and of other Borrower's charges against Borrower or its assets, and in the event of Borrower's failure to do so, the Lenders may at their election pay any or all of such taxes and charge without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and shall bear interest at the same rate as provided for in the Notes.

                  (e) LITIGATION. There are no: (i) actions, proceedings or investigations pending or, to Borrower's knowledge, threatened, or any verdicts or judgments entered against Borrower, its officers or directors or shareholders before any court or before any administrative agency or officer that might result in any material adverse change in the business, properties or condition, financial or otherwise, of Borrower; or (ii) violation of which would have a material adverse effect on the business or assets of Borrower and Borrower has received no correspondence or communications with respect to any possible violation or investigation of the same.

                  (f) INSURANCE. Borrower maintains insurance coverage with respect to its properties, assets and business, which is customary and sufficient for corporations of similar size and engaged in similar lines of business and is in full force and effect.

                  (g) REGISTRATION STATEMENT. All of the information contained in Borrowers' Form SB-2 Registration Statement, as amended, is true, accurate and complete in all material respects and complies with the disclosure requirements for a registration statement under the Securities Act of 1933, as amended (the "Act").

                  (h) REPORTS. All of the information contained in Borrower's quarterly reports filed for the periods ending June 30, 2000 and September 30, 2000, are true, complete and accurate in all material respects and disclose all the required information for the period reported on therein.

                  (i) FILINGS. Borrower has filed all forms, reports, disclosures, and registration statements and made all other filings necessary or required under the Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         16. AFFIRMATIVE COVENANTS OF BORROWER. Borrower makes the following affirmative covenants to the Lenders and the Financial Advisor, upon which each is relying in entering into this Agreement making the Loans and purchasing the Purchase Shares:

                  (a) PUBLIC FILINGS. Borrower shall make all filing with the Securities and Exchange Commission, NASDAQ and applicable state regulatory agencies as required under the Act and the Exchange Act and any other applicable law.

                  (b) AMENDMENT OF SB-2 REGISTRATION STATEMENT. Borrowers shall file with the Securities and Exchange Commission, the amended SB-2 Registration Statement covering the registration of each of the shares issuable pursuant to this Agreement within three (3) days of the date of this Agreement and shall make all such modifications and amendments and supply all such supplemental data as may required from time to time until the earlier of the date on which the Registered Shares are eligible for sale under Rule 144 or the date all of the Registered Shares are sold.

                  (c) COMPLETION OF MERGER. Borrower shall use its best efforts to complete its merger with Lan Plus, in accordance with its terms.

         17. DEFAULT.

                  (a) EVENTS OF DEFAULT. The occurrence of any of the following events shall be an event of default under this Agreement and the Notes ("Events of Default).

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                           (i) If default shall be made in the due and punctual
payment of any principal of or interest or cost under the Notes;

                           (ii) If the default shall be made in the due and
punctual payment, after applicable cure periods, under any material note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument entered into by Borrower, which in the Financial Advisor's reasonable opinion increases the risk of its repayment or increases the risk that the Registration Statement will not become effective in a timely manner or at all, or the Registered Shares will not be able to be readily sold;

                           (iii) If default shall be made in the due and
punctual performance or observance of any material non-payment term, condition or covenant contained in this Agreement the Warrants, or the Notes and such default continues unremedied for a period of three (3) days after written notice to Borrower, or if any representations or warranties of Borrower contained in this Agreement is untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                           (iv) The material breach of any warranty of Borrower
contained in this Agreement not cured within ten (10) days of written notice of such breach;

                           (v) If Borrower: (A) becomes unable to pay its debts
generally as they become due; (B) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (C) makes an assignment for the benefit of its creditors; (D) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (E) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (F) on a petition in bankruptcy filed against it, is adjudicated a bankrupt; or (G) is served with a three-day notice to quit any of its leasehold premises, which notice is not discharged or contested in good faith by appropriate proceedings prior to the initiation of an unlawful detainer suit against Borrower;

                           (vi) If a court of competent jurisdiction shall enter
an order, judgment or decree appointing, without the consent of acquiescence of Borrower, as a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of its properties and assets, or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law;

                           (vii) If, under the provisions of any other law for
the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Borrower or the whole of any substantial part of its operations and assets;

                           (viii) if Borrower fails to cause the Registration
Statement to be effective by February l , 2001; or in any manner impedes or interferes with the resale of the Registered Shares; or

                           (ix) Borrower is de-listed from NASDAQ within 90 days
of the Effective Date.

                  (b) DUE AND PAYABLE. Upon the occurrences of any such event of default, at the Lenders' option, the principal under the Notes, together with the interest and charges accrued thereon, shall be immediately due and payable.

                  (c) OTHER REMEDIES. The rights, powers, and remedies granted to the Lenders pursuant to the provisions of this Agreement shall be in addition to all the rights, powers and remedies granted to the Lenders under the Notes, any statute or rule of law. Any forbearance, failure or delay the by the Lenders in exercising any right, power or remedy under this Agreement shall not be deemed to be waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Lenders under this Agreement shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by the Lenders.

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         18. CHOICE OF FORUM. Any suit, action or legal proceeding against
Borrower with respect to this Agreement, or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of California, County of Orange and Borrower hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Courts located in the State of California, County of Orange, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such Court has been brought in an inconvenient forum.

         19. ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, and prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         20. NOTICES. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery. Any notice shall be sent to the address set forth below or to such other address as the relevant party may notify to the other.

                  If to Borrower:                Mcglen Internet Group, Inc.
                                                 16700 Gale Avenue
                                                 City of Industry, CA 91745
                                                 Attn: Grant Trexler - CFO
                                                 Facsimile: (626) 923-6086
                                                 Telephone: (626) 923-6019

                  With Copies to:                O'Melveny & Myers, LLP
                                                 114 Pacifica
                                                 Suite 100
                                                 Irvine, CA 92618
                                                 Attn: Michael L.  Hawkins
                                                 Facsimile: (949) 737-2300
                                                 Telephone: (949) 737-2904

                  If to Financial Advisor:       Dillow & Dillow, Inc.
                                                 1278 Gleneyre, Suite 145
                                                 Laguna Beach, California 92651
                                                 Telephone: (949) 464-0907
                                                 Facsimile: (949) 464-0927
                                                 Attn: Christopher Dillow

                  With Copies to:                Boyd & Chang, LLP
                                                 19900 MacArthur Boulevard
                                                 Suite 660
                                                 Irvine, CA 92612
                                                 Attn: Patrick.  R.  Boyd
                                                 Telephone: (949) 851-9800
                                                 Facsimile: (949) 851-0159

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         22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument.

         23. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural and vice versa and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         24. MODIFICATIONS AMENDMENTS AND WAIVERS. No provision of this Agreement or the documents referred to herein may be altered, amended, canceled, revoked, or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties. There can be no waiver with respect to this Agreement of any provision of this Agreement by any party will be, nor will it be deemed to be, a waiver of the right of any other party to enforce strict compliance with the provisions hereof.

         25. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         26. MERGER. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

         27. TERMINATION. This Agreement shall terminate and be of no further force and effect, and all of Borrower's obligations hereunder shall terminate, if (a) the Financial Advisor fails to identify to Borrower the Lenders and purchasers hereunder within the five (5) business days of the date hereof, (b) the Lenders and purchasers fail to execute and deliver to Borrower the Subscription Agreements within five (5) business days after the date hereof, or
(c) the Escrow Agent has not confirmed to Borrower, in writing, that it has received an aggregate of $500,000 from the Lenders by December 27, 2000.

         28. MISCELLANEOUS. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day, month or year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents.

         IN WITNESS WHEREOF, this Agreement is entered into by the parties as of the date set forth above.

                                       "BORROWER"

                                       MCGLEN INTERNET GROUP, INC.,
                                       a Delaware corporation.



                                       By:        /s/ Grant Trexler
                                          -------------------------------------
                                            Its:   Chief Financial Officer


                                       By:        /s/ Mike Chen
                                          -------------------------------------
                                            Its:   President and Secretary

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                                       "FINANCIAL ADVISOR"

                                       DILLOW & DILLOW, INC.,
                                       a California corporation.



                                       By:     /s/ Christopher Dillow
                                          -------------------------------------
                                            Christopher Dillow, CEO

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